EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                                 Jurisdiction of                  % of Voting
                                                  incorporation                Securities Held at
NAME OF CORPORATION                              or organization              December 31, 2005(a)
-------------------                             ----------------              --------------------


  Kronos Canada, Inc.                               Canada                            100
  Kronos International, Inc.                        Delaware                          100
    Kronos Titan GmbH                               Germany                           100
      Unterstutzungskasse Kronos Titan-GmbH         Germany                           100
    Kronos Chemie-GmbH                              Germany                           100
    Kronos World Services S.A./N.V.                 Belgium                           100
    Societe Industrielle du Titane, S.A.            France                             99
    Kronos Limited                                  United Kingdom                    100
    Kronos Denmark ApS                              Denmark                           100
      Kronos Europe S.A./N.V.                       Belgium                           100
        Kronos B.V.                                 Holland                           100
    Kronos Norge A/S                                Norway                            100
      Kronos Titan A/S                              Norway                            100
      Titania A/S                                   Norway                            100
        The Jossingfjord Manufacturing
         Company A/S                                Norway                            100
  Kronos Louisiana, Inc.                            Delaware                          100
    Kronos (US) Inc.                                Delaware                          100
    Louisiana Pigment Company, L.P.                 Delaware                           50



(a)  Held by the Registrant or the indicated subsidiary of the Registrant